Exhibit 5

DLA Piper US LLP
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
T 919.786.2000
F 919.786.2200
W www.dlapiper.com

April 24, 2008

Hatteras Financial Corp.

3288 Robinhood Road, Suite 100

Winston Salem, North Carolina 27106

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to Hatteras Financial Corp., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-11 (No. 333-                    ) filed with the Securities and Exchange Commission (the “Commission”), including the preliminary prospectus included therein (the “Prospectus”), for the offering and sale by the Company of up to 2,300,000 shares of common stock, par value $0.001 per share (the “Shares”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

We have examined copies of the following documents:

(a) The Registration Statement, including the Prospectus, in the form to be filed with the Commission.

(b) The charter of the Company (the “Charter”), as amended and supplemented and in effect on the date hereof, certified by the Department of Assessments and Taxation of the State of Maryland (the “MSDAT”), and bylaws of the Company (the “Bylaws”), as amended and restated and in effect on the date hereof, of the Company.

(c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Shares.

(d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

(e) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, upon issuance and delivery of the Shares in accordance with the Registration Statement and resolutions adopted by the Company’s board of directors relating thereto against payment therefor as provided in the Registration Statement and such resolutions and following the effectiveness of the Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the following general qualifications and assumptions:

1.	The foregoing opinions are rendered as of the date hereof. We assume no obligation to update or supplement the opinions if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinions.

2.	We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such Constitution, and we do not express any opinion herein concerning any other laws.

3.	Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.	We assume that none of the Shares has been or will be issued in violation of Article VII of the Charter.

5.	Our opinions are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper US LLP